As filed with the Securities and Exchange Commission on February 11, 2011	Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7000 Shoreline Court, Suite 370 South San Francisco, California 94080 Telephone (650) 588-6404	32-0064979
(Address of principal executive offices)	(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer dentification No.)

2010 EQUITY INCENTIVE PLAN
 (Full title of the Plan)

Mr. Craig W. Carlson
Sr. Vice President & Chief Financial Officer
Talon Therapeutics, Inc.
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
Telephone: (650) 588-6377
Facsimile: (650) 588-2787
 (Name and address of agent for service)
Copies to: Christopher J. Melsha, Esq. Sean M. Nagle, Esq. Fredrikson & Byron, P.A. 200 South 6th Street, Suite 4000 Minneapolis, Minnesota 55402 Telephone: (612) 492-7000 Facsimile: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	8,500,000	$0.485	$4,122,500	$478.62

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average low and high sales prices of the Registrant’s Common Stock on February 10, 2011, as reported on the OTC Bulletin Board.

PART I

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and filed with the Commission on March 25, 2010, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A and filed with the Commission on April 30, 2010;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 and filed with the Commission on May 14, 2010;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 and filed with the Commission on August 14, 2010;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 and filed with the Commission on November 12, 2010;

•
the Registrant’s Current Reports on Form 8-K, filed with the Commission on February 22, 2010, March 11, 2010, June 11, 2010, August 5, 2010, September 3, 2010, September 14, 2010, September 22, 2010, December 2, 2010, December 28, 2010 and January 12, 2011; and

•
the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on April 11, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article 6 of the Registrant’s Amended & Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that no director shall be personally liable to the Registrant or its stockholders for  monetary  damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent  provided by applicable law, (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions  not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (“DGCL”) or (iv) for any transaction from which the director derived an improper personal benefit.  In the event the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal  liability provided in Section 6 of the Certificate of Incorporation, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of  Section 7 shall apply to or have any effect on the liability or alleged liability of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment.

Article 7 of the Certificate of Incorporation further provides that the Registrant will indemnify, to the fullest extent permitted by Section 145 of the DGCL, each person the Registrant can indemnify thereunder.

Section 145 of the Delaware General Corporation Law states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

The above discussion of the Registrant’s Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation and statute.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit	Description
4.1	Registrant’s 2010 Equity Incentive Plan, as amended through December 22, 2010.
4.2	Form of Stock Option Agreement under the Registrant’s 2010 Equity Incentive Plan.
4.3	Form of Restricted Stock Agreement under the Registrant’s 2010 Equity Incentive Plan.
4.4	Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2010).
4.5	Certificate of Designation of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 11, 2010).
4.6	Certificate of Designation of Series A-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed June 11, 2010).
4.7	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2010).
5.1	Opinion of Fredrikson & Byron, P.A. as to the legality of the securities being registered
23.1	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP)
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)

Item 9.  Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 11, 2011.

Talon Therapeutics, Inc.

By:	/s/ Steven R. Deitcher
Steven R. Deitcher, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Steven R. Deitcher and Craig W. Carlson, or each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.  The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Steven R. Deitcher	President, Chief Executive Officer and Director	February 11, 2011
Steven R. Deitcher, M.D.	(Principal Executive Officer)

/s/ Craig W. Carlson	Senior Vice President and Chief Financial Officer	February 11, 2011
Craig W. Carlson	(Principal Financial Officer)

/s/ Tyler M. Nielsen	Controller	February 11, 2011
Tyler M. Nielsen	(Principal Accounting Officer)

/s/ Nishan de Silva	Director	February 10, 2011
Nishan de Silva, M.D.

/s/ Andrew Ferrer	Director	February 10, 2011
Andrew Ferrer

/s/ Howard P. Furst	Director	February 9, 2011
Howard P. Furst, M.D.

/s/ Jonathan S. Leff	Director	February 9, 2011
Jonathan S. Leff

/s/ Paul V. Maier	Director	February 8, 2011
Paul V. Maier

/s/ Leon E. Rosenberg	Chairman of the Board	February 10, 2011
Leon E. Rosenberg, M.D.

/s/ Robert J. Spiegel	Director	February 8, 2011
Robert J. Spiegel, M.D.

INDEX TO EXHIBITS FILED HEREWITH

Exhibit	Description
4.1	Registrant’s 2010 Equity Incentive Plan, as amended through December 22, 2010.
4.2	Form of Stock Option Agreement under the Registrant’s 2010 Equity Incentive Plan.
4.3	Form of Restricted Stock Agreement under the Registrant’s 2010 Equity Incentive Plan.
5.1	Opinion of Fredrikson & Byron, P.A. as to the legality of the securities being registered
23.1	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP)